Exhibit 99.1

ALLEGHANY CORPORATION

7 Times Square Tower, 17th Floor

New York, NY 10036

ALLEGHANY CORPORATION REPORTS 2016 FIRST QUARTER RESULTS

NEW YORK, NY, May 5, 2016 – Alleghany Corporation (NYSE-Y) announced today its financial results for the first quarter of 2016. Highlights are listed below.

●	Book value per common share[1] was $503.43 as of March 31, 2016, an increase of 3.6% from book value per common share[1] as of December 31, 2015.

●	Alleghany reported net earnings[2] of $154.5 million, or $9.96 per diluted share for the 2016 first quarter, compared with $125.2 million, or $7.82 per diluted share for the 2015 first quarter.

●	Operating earnings per diluted share were $9.32 for the 2016 first quarter, compared with $8.19 for the 2015 first quarter.

Weston Hicks, President and chief executive officer of Alleghany stated, “Strong underwriting results at TransRe and in our insurance segment resulted in a consolidated combined ratio of 87.7% for the first quarter of 2016. Favorable prior year reserve development of $85.3 million, primarily at TransRe and RSUI, compared with favorable prior year reserve development of $40.6 million in the first quarter of last year, and light catastrophe losses were significant contributors to the current quarter results. PacificComp and CapSpecialty also delivered solid growth in net premiums written and improved operating performance in the current quarter. Net premiums written growth of 21.2% (22.2% on a constant currency basis) in the first quarter included increases in both our reinsurance and insurance segments and was primarily attributable to the large whole account quota share treaty written by TransRe in the fourth quarter of 2015.”

Mr. Hicks continued, “Our investment in Alleghany Capital was $505.9 million as of March 31, 2016. Alleghany Capital is becoming an increasingly meaningful contributor to our results as its businesses generated revenue growth and improved performance. This quarter represents the first full quarter of operations of IPS-Integrated Project Services, which we acquired in October 2015. Alleghany Capital’s manufacturing and services businesses, which comprises our ownership in Kentucky Trailer, IPS, Bourn & Koch and investment in Jazwares, generated $1.5 million of earnings before income taxes and $7.0 million of Adjusted EBITDA in the first quarter while Alleghany Capital’s oil and gas business, primarily SORC, continued to operate at a loss, with $7.5 million of losses before income taxes and negative Adjusted EBITDA of ($3.9) million in the current quarter. In April, Alleghany Capital completed a majority follow-on investment in Jazwares and continues to pursue additional investment opportunities which can benefit from Alleghany Capital’s unique strategy and focus on long-term value creation.”

“During the quarter we repurchased 113,100 Alleghany shares at an average price of $471.15 per share. At our current book value per share of $503.43, these purchases were immediately accretive to our stockholders.”

1 Stockholders’ equity attributable to Alleghany stockholders divided by common stock outstanding.

2 Net earnings attributable to Alleghany stockholders.

The following table summarizes the three months ended March 31, 2016 and 2015:

	Three Months Ended March 31,		Percent
	2016	2015	Change
	(in millions)

Net premiums written	$1,322.2	$1,091.1	21.2%

Earnings before income taxes	212.3	165.6	28.2%

Underwriting profit	150.2	126.7	18.5%

Net investment income	104.9	113.4	(7.5%)

Net earnings attributable to Alleghany stockholders	154.5	125.2	23.4%

SEGMENT RESULTS

The following table summarizes the segment results for the three months ended March 31, 2016 and 2015:

	Three Months Ended March 31,		Percent
	2016	2015	Change
	(in millions)
Net premiums written:
Reinsurance Segment	$1,055.9	$828.8	27.4%
Insurance Segment	266.3	262.3	1.5%

	$1,322.2	$1,091.1	21.2%

Underwriting profit:
Reinsurance Segment	$95.5	$83.8	14.0%
Insurance Segment	54.7	42.9	27.5%

	$150.2	$126.7	18.5%

Reinsurance Segment

The increase in TransRe’s net premiums written in the first quarter of 2016 from the first quarter of 2015 primarily reflects $244.8 million of premiums recorded in connection with a large whole account quota share treaty placed as of December 31, 2015, partially offset by changes in foreign exchange rates (approximately $11 million), reduced participation on or non-renewal of certain treaties, reductions in pricing and, to a lesser extent, higher ceded premium written due to a strategic increase in retrocessional reinsurance coverage purchased by TransRe in 2016.

TransRe’s 2016 first quarter combined ratio was 89.8%, compared with 88.8% for the 2015 first quarter. TransRe’s higher combined ratio for the 2016 first quarter primarily reflects higher net premiums earned and more favorable prior year loss reserve development of $71.0 million in the current quarter compared with $38.4 million in the 2015 first quarter, partially offset by a higher loss ratio for the current accident year. The increase in the current accident year loss ratio was due primarily to weather related losses on the large whole account quota share treaty placed as of December 31, 2015, and changes in business mix.

Insurance Segment

The increase in the insurance segment net premiums written in the first quarter of 2016 from the first quarter of 2015 reflects continued targeted growth at PacificComp and CapSpecialty, partially offset by competition driven property insurance premium declines at RSUI. For the first quarter of 2016, PacificComp’s net premiums written increased by 59.4%, CapSpecialty’s net premiums written increased by 16.4%, and RSUI’s net premiums written decreased by 8.9%.

The insurance segment’s combined ratio was 80.6% for the 2016 first quarter, compared with 84.2% for the 2015 first quarter. The lower combined ratio and higher underwriting profit for the first quarter of 2016 primarily reflects more favorable prior year loss reserve development of $14.3 million in the current quarter compared with $2.2 million in the 2015 first quarter.

Alleghany Capital Corporation

The following table summarizes the Adjusted EBITDA and Earnings (losses) before income taxes for Alleghany Capital Corporation for the three months ended March 31, 2016 and 2015:

	Three Months Ended March 31,
	2016				2015
	Mfg. & Svcs.	Oil & Gas	Corp. & other	Total	Mfg. & Svcs.	Oil & Gas	Corp. & other	Total
	($ in millions)
Adjusted EBITDA(1)	$7.0	$(3.9)	$(1.2)	$1.9	$4.7	$(5.2)	$(1.6)	$(2.1)
Add: depreciation expense	(1.3)	(3.6)	-	(4.9)	(1.0)	(1.4)	-	(2.4)
Add: amortization of intangible assets	(4.1)	-	-	(4.1)	(0.1)	-	-	(0.1)
Add: interest expense	(0.3)	-	-	(0.3)	(0.3)	(0.1)	-	(0.4)
Add: net realized capital gains (losses)	0.1	-	-	0.1	0.1	-	-	0.1
Adjustments to equity in earnings of Jazwares and ORX	0.1	-	-	0.1	-	(0.3)	-	(0.3)

Earnings (losses) before income taxes	$1.5	$(7.5)	$(1.2)	$(7.2)	$3.4	$(7.0)	$(1.6)	$(5.2)

(1)	Adjusted EBITDA is a “non-GAAP financial measure” for our non-insurance operating subsidiaries and investments held by Alleghany Capital. Adjusted EBITDA represents other revenue less certain other expenses, and does not include: (i) depreciation expense; (ii) amortization of intangible assets; (iii) interest expense; (iv) net realized capital gains; (v) OTTI impairment; and (vi) income taxes.

INVESTMENT PERFORMANCE

Alleghany reported net investment income for the first quarter of 2016 of $104.9 million, a decrease of 7.5% from the first quarter of 2015. The decrease in net investment income in the first quarter of 2016 from the first quarter of 2015 primarily reflects lower earnings from partnership investments and equity-method investments included in other invested assets, partially offset by higher interest income from funds withheld by cedants. Financial statement total return3 on investments was 1.5% in the 2016 first quarter, compared with 1.1% for the 2015 first quarter.

OTHER FINANCIAL INFORMATION

As of March 31, 2016, Alleghany had 15,437,632 shares of its common stock outstanding, compared with 15,544,077 shares of its common stock outstanding as of December 31, 2015. As of March 31, 2016, Alleghany had $394.2 million remaining under its share repurchase authorization.

Additional Information

Concurrent with the issuance of today’s earnings press release, Alleghany has posted a financial supplement to its website, www.alleghany.com, containing a number of schedules that provide additional detail pertaining to Alleghany’s financial results.

Additional information regarding Alleghany’s 2016 first quarter financial results, including management’s discussion and analysis of Alleghany’s financial condition and results of operations, is contained in Alleghany’s Quarterly Report on Form 10-Q for the period ended March 31, 2016 (the “Form 10-Q”), to be filed with the U.S. Securities and Exchange Commission (the “SEC”) on or about the date hereof. The Form 10-Q and the financial supplement will be available on Alleghany’s website at www.alleghany.com. The Form 10-Q will also be available on the SEC’s website at www.sec.gov. Readers are urged to review the Form 10-Q for a more complete discussion of Alleghany’s financial performance.

3 As calculated in Alleghany’s financial supplement.

About Alleghany Corporation

Alleghany Corporation (NYSE-Y) creates value through owning and managing operating subsidiaries and investments, anchored by a core position in property and casualty reinsurance and insurance. Alleghany’s property and casualty subsidiaries include: Transatlantic Holdings, Inc. (referred to herein as “TransRe”), a leading global reinsurer; RSUI Group, Inc. (referred to herein as “RSUI”), a national underwriter of property and liability specialty insurance coverages; CapSpecialty, Inc. (referred to herein as “CapSpecialty”), an underwriter of commercial property, casualty and surety insurance coverages; and Pacific Compensation Corporation (referred to herein as “PacificComp”), an underwriter of workers’ compensation insurance, primarily in California. Alleghany’s subsidiary Alleghany Capital Corporation (referred to herein as “Alleghany Capital”) engages in and oversees strategic investments and acquisitions.

Non-GAAP Financial Measures

Throughout this press release, Alleghany’s results of operations have been presented in the way that Alleghany believes will be the most meaningful and useful to investors, analysts, rating agencies and others who use financial information in evaluating the performance of Alleghany. This presentation includes the use of underwriting profit, operating earnings per diluted share and Adjusted EBITDA, which are “non-GAAP financial measures,” as such term is defined in Regulation G promulgated by the SEC.

Underwriting profit represents net premiums earned less net loss and loss adjustment expenses and commissions, brokerage and other underwriting expenses, all as determined in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), and does not include net investment income, net realized capital gains, other than temporary impairment losses, other income, other operating expenses, corporate administration, amortization of intangible assets or interest expense. Alleghany consistently uses underwriting profit as a supplement to earnings before income taxes, the most comparable U.S. GAAP financial measure, to evaluate the performance of its segments and believes that underwriting profit provides useful additional information to investors because it highlights net earnings attributable to a segment’s underwriting performance. Earnings before income taxes may show a profit despite an underlying underwriting loss; and when underwriting losses persist over extended periods, a reinsurance or an insurance company’s ability to continue as an ongoing concern may be at risk.

Underwriting profit is not meant to be considered in isolation or as a substitute for measures of operating performance prepared in accordance with U.S. GAAP. Reconciliation of underwriting profit to earnings before income taxes is presented below.

	Three Months Ended March 31,
	2016	2015
	(in millions)

Earnings before income taxes	$212.3	$165.6

Adjustments to earnings before income taxes:

Net investment income	104.9	113.4

Net realized capital gains	35.9	43.1

Other than temporary impairment charges	(20.8)	(52.3)

Other income	137.4	36.2

Other operating expenses	(162.2)	(67.4)

Corporate administration	(9.7)	(12.7)

Amortization of intangible assets	(3.1)	1.7

Interest expense	(20.3)	(23.1)

	62.1	38.9

Underwriting profit	$150.2	$126.7

Operating earnings per diluted share represents earnings per diluted share excluding (on an after-tax basis): net realized capital gains; and other than temporary impairment losses, all as determined in accordance with U.S. GAAP. Alleghany uses operating earnings per diluted share as a supplement to diluted earnings per share, the most comparable U.S. GAAP financial measure, to provide useful additional information to investors by highlighting earnings per diluted share attributable to its performance exclusive of realized capital gains or losses and impairments. A reconciliation of operating earnings per diluted share to diluted earnings per share is presented below.

	Three Months Ended March 31,
	2016	2015
	(dollars in millions)

Net earnings attributable to Alleghany stockholders	$ 154.5	$ 125.2

Adjustments to net earnings (after tax):

Net realized capital gains	23.3	28.0

Other than temporary impairment charges	(13.5)	(34.0)

	9.8	(6.0)

Operating income	$ 144.7	$ 131.2

Weighted average diluted common shares outstanding	15,464,489	16,014,223

Diluted earnings per share	$ 9.96	$ 7.82

Diluted operating earnings per share	$ 9.32	$ 8.19

Adjusted EBITDA is a “non-GAAP financial measure” for Alleghany’s non-insurance operating subsidiaries and investments held by its Alleghany Capital subsidiary. Adjusted EBITDA represents other revenue less certain other expenses, and does not include: (i) depreciation expense (a component of other operating expenses); (ii) amortization of intangible assets; (iii) interest expense; (iv) net realized capital gains; (v) OTTI losses; and (vi) income taxes. Because Adjusted EBITDA excludes interest, income taxes, depreciation and amortization, it provides an indication of economic performance that is not affected by levels of debt, interest rates, effective tax rates or levels of depreciation and amortization resulting from purchase accounting. Alleghany uses Adjusted EBITDA as a supplement to earnings before income taxes, the most comparable GAAP financial measure, to evaluate the performance of certain of our non-insurance operating subsidiaries and investments. A reconciliation of Adjusted EBITDA to earnings before income taxes is presented herein.

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Forward-looking Statements

This release contains disclosures which are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should” or the negative versions of those words or other comparable words. These forward-looking statements are based upon Alleghany’s current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and future financial condition and results. These statements are not guarantees of future performance, and Alleghany has no specific intention to update these statements. The uncertainties and risks include, but are not limited to,

•	significant weather-related or other natural or man-made catastrophes and disasters;
•	the cyclical nature of the property and casualty reinsurance and insurance industries;
•	changes in market prices of Alleghany’s significant equity investments and changes in value of Alleghany’s debt securities portfolio;
•	adverse loss development for events insured by Alleghany’s reinsurance and insurance subsidiaries in either the current year or prior years;
•	the long-tail and potentially volatile nature of certain casualty lines of business written by Alleghany’s reinsurance and insurance subsidiaries;
•	the cost and availability of reinsurance;
•	the reliance by Alleghany’s reinsurance operating subsidiaries on a limited number of brokers;
•	increases in the levels of risk retention by Alleghany’s reinsurance and insurance subsidiaries;
•	exposure to terrorist acts and acts of war;
•	the willingness and ability of Alleghany’s reinsurance and insurance subsidiaries’ reinsurers to pay reinsurance recoverables owed to Alleghany’s reinsurance and insurance subsidiaries;
•	changes in the ratings assigned to Alleghany’s reinsurance and insurance subsidiaries;
•	claims development and the process of estimating reserves;
•	legal, political, judicial and regulatory changes, including the federal financial regulatory reform of the insurance industry by the Dodd-Frank Wall Street Reform and Consumer Protection Act;
•	the uncertain nature of damage theories and loss amounts;
•	the loss of key personnel of Alleghany’s reinsurance or insurance operating subsidiaries;
•	fluctuation in foreign currency exchange rates;
•	the failure to comply with the restrictive covenants contained in the agreements governing Alleghany’s indebtedness;
•	the ability to make payments on, or repay or refinance, Alleghany’s debt;
•	risks inherent in international operations; and
•	difficult and volatile conditions in the global market.

Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates, or recessionary or expansive trends; changes in interest rates; extended labor disruptions, civil unrest, or other external factors over which Alleghany has no control; and changes in Alleghany’s plans, strategies, objectives, expectations, or intentions, which may happen at any time at its discretion. As a consequence, current plans, anticipated actions, and future financial condition and results may differ from those expressed in any forward-looking statements made by Alleghany or on its behalf.

For more information, please contact:

Kerry Jacobs

Alleghany Corporation

212-508-8141

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

	March 31, 2016	December 31, 2015
	(unaudited)
	(in thousands, except share amounts)
Assets
Investments:
Available-for-sale securities at fair value:
Equity securities (cost: 2016 – $2,637,787; 2015 – $2,740,984)	$2,889,055	$3,005,908
Debt securities (amortized cost: 2016 – $13,385,266; 2015 – $13,529,923)	13,618,212	13,605,963
Short-term investments	493,614	365,810

	17,000,881	16,977,681
Commercial mortgage loans	279,906	177,947
Other invested assets	694,607	676,811

Total investments	17,975,394	17,832,439
Cash	509,743	475,267
Accrued investment income	114,681	115,313
Premium balances receivable	755,811	752,103
Reinsurance recoverables	1,203,188	1,249,948
Ceded unearned premiums	190,366	190,368
Deferred acquisition costs	449,645	419,448
Property and equipment at cost, net of accumulated depreciation and amortization	99,958	101,306
Goodwill	141,015	141,015
Intangible assets, net of amortization	209,704	212,790
Current taxes receivable	31,030	12,129
Net deferred tax assets	344,294	468,440
Other assets	1,030,514	868,513

Total assets	$23,055,343	$22,839,079

Liabilities, Redeemable Noncontrolling Interests and Stockholders’ Equity
Loss and loss adjustment expenses	$10,758,730	$10,799,242
Unearned premiums	2,170,059	2,076,061
Senior Notes	1,383,572	1,383,086
Reinsurance payable	88,164	69,297
Other liabilities	857,216	930,967

Total liabilities	15,257,741	15,258,653

Redeemable noncontrolling interests	25,866	25,719

Common stock (shares authorized: 2016 and 2015 – 22,000,000; shares issued: 2016 and 2015 – 17,459,961)	17,460	17,460
Contributed capital	3,611,715	3,611,631
Accumulated other comprehensive income	229,376	116,273
Treasury stock, at cost (2016 – 2,022,329 shares; 2015 – 1,915,884 shares)	(798,447)	(747,784)
Retained earnings	4,711,632	4,557,127

Total stockholders’ equity attributable to Alleghany stockholders	7,771,736	7,554,707

Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$23,055,343	$22,839,079

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Earnings and Comprehensive Income

(unaudited)

	Three Months Ended March 31,
	2016	2015
	(in thousands, except per share amounts)
Revenues
Net premiums earned	$1,221,565	$1,017,171
Net investment income	104,863	113,382
Net realized capital gains	35,893	43,151
Other than temporary impairment losses	(20,759)	(52,281)
Other revenue	137,388	36,200

Total revenues	1,478,950	1,157,623

Costs and Expenses
Net loss and loss adjustment expenses	664,644	546,916
Commissions, brokerage and other underwriting expenses	406,733	343,609
Other operating expenses	162,164	67,405
Corporate administration	9,734	12,678
Amortization of intangible assets	3,085	(1,660)
Interest expense	20,269	23,092

Total costs and expenses	1,266,629	992,040

Earnings before income taxes	212,321	165,583
Income taxes	57,668	40,163

Net earnings	154,653	125,420
Net earnings attributable to noncontrolling interest	148	211

Net earnings attributable to Alleghany stockholders	$154,505	$125,209

Net earnings	$154,653	$125,420
Other comprehensive income:
Change in unrealized gains, net of deferred taxes of $54,981 and $33,141 for 2016 and 2015, respectively	102,107	61,548
Less: reclassification for net realized capital gains and other than temporary impairment losses, net of taxes of ($5,297) and $3,196 for 2016 and 2015, respectively	(9,837)	5,935
Change in unrealized currency translation adjustment, net of deferred taxes of $11,077 and ($5,791) for 2016 and 2015, respectively	20,571	(10,755)
Retirement plans	262	(522)

Comprehensive income	267,756	181,626
Comprehensive income attributable to noncontrolling interest	148	211

Comprehensive income attributable to Alleghany stockholders	$267,608	$181,415

Basic earnings per share attributable to Alleghany stockholders	$10.00	$7.82
Diluted earnings per share attributable to Alleghany stockholders	9.96	7.82